                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):  March 14, 1996


                            TBC Corporation
             (Exact name of registrant as specified in its charter)


   Delaware                       0-11579                31-0600670
   (State or other             (Commission             (IRS Employer
   jurisdiction of             File Number)          Identification
   incorporation)                                                No.)


   4770 Hickory Hill Road, Memphis, Tennessee                  38141
   (Address of principal executive offices)                  (Zip Code)


   Registrant's telephone number, including area code  (901) 363-8030


                               Not Applicable
          (Former name or former address, if changed since last report)










                                  1 of 3 Pages






   Item 5.  Other Events.

          On March 14, 1996, TBC Corporation ("TBC") issued the following press release:




                                                         March 14, 1996
                                                         Ronald E. McCollough
                                                         Senior Vice President
                                                         TBC Corporation

                                                         John E. Siipola
                                                         Chairman
                                                         Big O Tires, Inc.
                                                         (303) 790-2800


              TBC ANNOUNCES LETTER OF INTENT TO ACQUIRE BIG O TIRES

   MEMPHIS, Tennessee (March 14, 1996) - TBC Corporation (Nasdaq/NM:TBCC) and Big O Tires, Inc. (Nasdaq/NM:BIGO) jointly announced today that a letter of intent has been signed relating to TBC's proposed acquisition of all of the outstanding shares of Big O. Under the terms of the letter of intent, Big O stockholders would receive a cash price of $16.50 a share, subject to possible reductions based on a final tabulation of transaction costs and other expenses which Big O does not believe will result in a material adjustment, if any. The transaction remains subject to the approval by the Board of Directors of each company of a definitive merger agreement, which is expected to be presented to each Board within 30 days. A definitive merger agreement would then be subject to the approval of the stockholders of Big O.

   In a separate action, Big O has terminated the existing merger agreement dated July 24, 1995 with the companies formed by a Dealer/Management Group.

   TBC Corporation is a marketer and distributor of products for the automotive replacement market.

   Big O Tires, Inc. is a franchisor of independent retail tire and auto service stores.























                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TBC CORPORATION
                                   (Registrant)



   March 20, 1996                  By:/s/Ronald E. McCollough
   (Date)                             Ronald E. McCollough,
                                      Senior Vice President Operations














































